Exhibit 10.10

METASTORM, INC. 2004 OMNIBUS STOCK PLAN (THE “PLAN”)

RESTRICTED STOCK UNIT GRANT AGREEMENT

This Restricted Stock Unit Grant Agreement (the “Agreement”) is entered into by and between Metastorm, Inc., a Maryland Corporation, (the “Corporation”) and                 , the (“Grantee”) effective as                 , the (“Grant Date”).

Grantee acknowledges and agrees that this Agreement replaces and supersedes in its entirety all previous commitments or agreements by the Corporation to pay to Grantee a special bonus, portion of a bonus pool or “carve-out” based on a Change in Control of the Corporation, and no such previous commitment or agreement shall be of any further force or effect.

1.                                      AWARD OF RESTRICTED STOCK UNITS:

Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Committee hereby grants to the Grantee a Restricted Stock Unit Award on the Grant Date subject to the vesting requirements, restrictions and other conditions stated herein, for such number of Restricted Stock Units of the Corporation (“Units”), as are stated in the Restricted Stock Unit Overview below. Each Unit entitles the Grantee to the issuance of one share of the Class AA Preferred Stock of the Corporation (a “Share”) subject to the vesting requirements, restrictions and other conditions stated herein, but does not entitle the Grantee to any of the rights of a Corporation shareholder except as otherwise stated herein.

RESTRICTED STOCK UNIT OVERVIEW

Number of Units:

2.                                      RESTRICTIONS:

(a)                                  Vesting Schedule. The Units shall be subject to forfeiture until such Units vest in accordance with the applicable schedule set forth below:

(i)                                     Regular Vesting Schedule:  Fifty percent (50%) of the Units will vest on September 1, 2004, and an additional six and one-quarter percent (6.25%) of the Units will vest on the first day of each third month thereafter, until the Units are one hundred percent (100%) vested on September 1, 2006, provided Grantee has continued in the employment of the Corporation or any Parent or Subsidiary of the Corporation from the Grant Date through any such vesting date.

(ii)                                  Accelerated Vesting Schedule:  One hundred percent (100%) of the unvested Units will vest upon the earliest of the following:

(A) the first anniversary of a Change in Control of the Corporation occurring after the Grant Date, provided the Grantee has continued in the employment of the Corporation or any Parent or Subsidiary of the Corporation from the Grant Date through the date of the Change in Control and in the employment of the acquiring or surviving entity or a parent or subsidiary from the date of the Change in Control through such first anniversary;

(B)  the date of such a Change in Control of the Corporation, provided the Grantee has continued in the employment of the Corporation or any Parent or Subsidiary of the Corporation from the Grant Date through the date of the Change in Control and Grantee is not offered a position in the acquiring or surviving entity or a parent or subsidiary at a salary and benefits that are comparable in the aggregate to those received by Grantee from the Corporation or any Parent or Subsidiary of the Corporation immediately prior to the Change in Control; or

(C) the date of termination of Grantee’s employment without Cause (as defined below) by the acquiring or surviving entity or a parent or subsidiary or resignation of the Grantee for Good Reason (as defined below) from any such entity after such Change in Control and prior to the first anniversary thereof.

(b)                                 Other Restrictions.

(i)                                     Nontransferable. The Units are not transferable by the Grantee by means of sale, assignment, exchange, pledge, hypothecation, or otherwise (other than by will or the laws of descent and distribution).

(ii)                                  No Rights of Shareholder. The Grantee shall not be entitled to any of the rights of a shareholder of the Corporation prior to issuance of the Shares subject to the Units, including the right to vote the Shares which are referenced in the Units and receive dividends and/or other distributions declared on such Shares.

(iii)                               Dividend Equivalents. If on any date prior to issuance of the Shares subject to the Units, the Corporation shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of Units credited to Grantee shall as of such date be increased by an amount equal to:  (A) the product of the number of Units credited to the Grantee as of the record date for such dividend, multiplied by the per share amount of any dividend (or, in the case of any dividend payable in property other than cash, the per share value of such dividend, as determined in good faith by the Board of Directors of the Corporation), divided by (B) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares which is payable in Shares, the number of Units credited to the Employee shall be increased by a

2

number equal to the product of (X) the aggregate number of Units that have been credited to the Grantee through the related dividend record date, multiplied by (Y) the number of Shares (including any fraction thereof) payable as a dividend on a Share.

(c)                                  Definitions.

(i)                                     Cause. For purposes of this Agreement, “Cause” means (A) the substantial failure to perform the duties of Grantee’s position (other than as a result of disability) which, if capable of correction, has not been corrected by Grantee for a period of ninety (90) days following notice of same, (B) willful misconduct or gross negligence, (C) conviction of a felony, or (D) Grantee’s engaging in actions or inactions intentionally designed to provoke the termination of Grantee’s employment and subsequent continuation of these behaviors after being advised to desist by the Board.

(ii)                                  Good Reason. For purposes of this Agreement, “Good Reason” means (A) a decrease in salary or benefits to a level not comparable in the aggregate to those received by Grantee from the Corporation or any Parent or Subsidiary of the Corporation immediately prior to the Change in Control, (B) a material diminution of duties or responsibilities of the Grantee other than by reason of being in a comparable position with a division, subsidiary, affiliate or other unit of the acquiring or surviving entity or its parent or (C) the Grantee’s relocation, without his consent, to an office of the Corporation or any Parent or subsidiary of the Corporation or any surviving entity or unit thereof located more than fifty (50) miles from Columbia, Maryland.

3.                                      ISSUANCE OF SHARES:

(a)                                  Issuance of Shares. Shares equal in number to the Units which have then vested under Section 2, if any, shall be registered on the Corporation’s books and records (except for any Shares which are withheld to satisfy any tax withholding requirement) in the name of the Grantee and/or share certificates covering such Shares shall be delivered to the Grantee (or his estate, as may be applicable) in full payment and satisfaction of such Units as soon as practicable after the earliest of the following dates which comes on or after the date of vesting:

(i)  The fifth anniversary of the Grant Date;

(ii)  The date of a Change in Control of the Corporation; or

(iii)  The date of any accelerated vesting of the Units that occurs under Section 2(a)(ii).

(b)                                 Transfer Restrictions. Transfer of such Shares by the Grantee shall be subject to the Articles of Incorporation and Bylaws of the Corporation and Appendix A hereto and any applicable securities laws or regulations governing transferability of shares of the Corporation.

3

(c)                                  Securities Regulations. In the event that the Units and any Shares issued hereunder are issued without registration under the Securities Act of 1933, as amended (the “Act”), the Grantee agrees to the following representations and understandings:

(i)                                     The Grantee is acquiring the Units and Shares for his own account for investment with no present intention of dividing the interest with others or of reselling or otherwise disposing of any of the Units.

(ii)                                  As a condition to any transfer of the Units and Shares, the Grantee understands that the Corporation will require an opinion of counsel satisfactory to the Corporation to the effect that such transfer does not require registration under the Act or any state securities law.

(iii)                               The Corporation is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for benefit of the Grantee.

(iv)                              The certificates for any Shares to be issued to the Grantee shall contain appropriate legends to reflect the restrictions on transferability imposed by the Act.

(v)                                 Since the Units and/or Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered.

(d)                                 Stock Restrictions Appendix. As a condition to the grant of an Award hereunder, Shares issued hereunder shall be subject to Appendix A hereto entitled “Stock Restrictions”.

4.                                      TERMINATION OF EMPLOYMENT:

(a)                                  Vesting. If the Grantee terminates employment with the Corporation or any Parent or Subsidiary of the Corporation for any reason, the Units shall be vested only to the extent that they were vested as of such date of termination of employment, and no further vesting shall occur thereafter, unless the Committee and the Grantee shall otherwise agree in a written modification to this Agreement.

(b)                                 Forfeiture. Any Units which have not then become vested pursuant to Section 2 hereof shall be forfeited to the Corporation upon a termination of employment of the Grantee with the Corporation or any Parent or Subsidiary of the Corporation for any reason. No consideration shall be payable to the Grantee from the Corporation or otherwise with respect to the forfeited Units, except as otherwise determined by the Committee.

4

5.                                      MISCELLANEOUS:

(a)                                  Withholding Taxes.  The Corporation or any Parent or Subsidiary of the Corporation shall effect a withholding of Shares to be issued hereunder in such number whose aggregate Fair Market Value at such time equals the amount of any federal, state or local taxes or any applicable taxes or other withholding of any jurisdiction required by law to be withheld as a result of the issuance of the Shares in whole or in part; provided, however, that the value of the Shares withheld by the Corporation may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Grantee may elect to make a cash payment to the Corporation or any Parent or Subsidiary of the Corporation equal to the amount required to be withheld.

(b)                                 Impact on Other Benefits.  The value of the Units (either on the Grant Date or at the time the Units are vested or distributable) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Corporation.

(c)                                  Right to Continued Employment.  Nothing in the Plan or this Agreement shall be construed as a contract of employment between the Corporation or any Parent or Subsidiary of the Corporation and the Grantee, or as a contractual right of the Grantee to continue in the employ of the Corporation or any Parent or Subsidiary of the Corporation, or as a limitation of the right of the Corporation or any Parent or Subsidiary of the Corporation to discharge the Grantee at any time.

(d)                                 Prevailing Laws.  This Agreement shall be construed and enforced in accordance with and governed by the laws of the state of Maryland.

(e)                                  Successors.  This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

(f)                                    Headings. Headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this agreement.

(g)                                 Notices.  All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

(h)                                 Entire Agreement; Modification.  The Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

5

(i)                                     Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in the Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. The Grantee acknowledges by signing this Agreement that he or she has received and reviewed a copy of the Plan.

(j)                                     Cancellation. Notwithstanding anything herein to the contrary, in the event of a Change in Control of the Corporation, the Committee in its sole discretion may in connection with the closing of the respective transaction cancel this Agreement and the Units in exchange for the payment to Grantee of the Fair Market Value of a number of Shares equal to the number of Units, subject to any applicable tax withholding. For this purpose, the Fair Market Value of the Shares shall be calculated on the basis of the valuation of the Shares for purposes of the respective transaction. Payment may be made in cash or cash equivalents or in the form of the consideration paid or exchanged for Shares of the Corporation in the respective transaction.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer, and the Grantee has hereunto set his hand and seal, on this        day of                         , 200  .

METASTORM, INC.

By:

Title:

(Seal)
Grantee

6

APPENDIX A — STOCK RESTRICTIONS

1.             Shareholder.  As used in this Appendix, the term “Shareholder” shall include the Grantee and his or her permitted successors, assigns, transferees (whether by sale, gift, or other disposition), heirs, and personal representatives.

2.             Shares Covered.  Except as otherwise provided herein, all of the provisions of this Appendix shall apply to, and the term “Shares” shall include, any and all Shares of the Corporation that are issued (now or in the future) pursuant to the rights of the Shareholder under the Grant Agreement and all other Shares or other equity securities of the Corporation or any successor entity which may be issued hereafter to the Shareholder in consequence of his ownership of such Shares of the Corporation as the result of the exchange or reclassification of shares, corporate reorganization, or any form of recapitalization, consolidation, merger, share split, share dividend, or similar event.

3.             Transfer Restrictions.  No purchase, sale, gift, endorsement, assignment, transfer, pledge, encumbrance or other disposition, whether voluntary, involuntary or by operation of law, including, without limitation, any transfer pursuant to a divorce decree, of any of the Shares shall be valid and binding except as provided in, and in accordance with, the terms and conditions of this Appendix or as otherwise approved by the Committee.  In addition, no such transfer may be made unless, in the opinion of counsel to the Corporation, such transfer complies with applicable securities laws.

4.             Involuntary Transfer.

(a)           If any portion of the Shares are attached or taken in execution, or if the Shareholder applies for the benefit of, or files a case under, any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors, or if a case or proceeding is brought against the Shareholder under any provision of the federal bankruptcy law or any other law relating to insolvency or relief of debtors which is not dismissed within sixty (60) days after the commencement thereof, or if the Shareholder makes an assignment for the benefit of creditors, or if any portion of the Shares are made subject to charging order, or if any portion of the Shares are transferred pursuant to a divorce decree (each such event shall be referred to as an “Involuntary Transfer”), such Shareholder (the “Insolvent Shareholder”) shall give immediate written notice of the Involuntary Transfer to the Corporation and the Corporation shall have the option to purchase any or all of the Shares of the Insolvent Shareholder at the price and upon the terms provided in Sections 7 and 8 in accordance with the provisions of this Section 4.

(b)           The Corporation shall have the option, exercisable upon written notice to the Insolvent Shareholder, for a period of one hundred twenty (120) days following receipt by the Corporation of the written notice of such Involuntary Transfer, to acquire all or any of the Shares of the Insolvent Shareholder which are subject to such Involuntary Transfer.

(c)           If the Corporation has actual knowledge of an Insolvent Shareholder’s Involuntary Transfer, the Corporation shall give written notice to such effect to the Insolvent Shareholder, and giving such written notice shall constitute the Insolvent Shareholder’s giving written notice to the Corporation for purposes of this Section 4.

(d)           The Corporation shall settle with an assignee, trustee in bankruptcy, attaching court or officer or successor in interest holding Shares received in an Involuntary Transfer by taking any or all such Shares in execution and paying to them the purchase price for each share as provided in Section 7, but not exceeding the Insolvent Shareholder’s indebtedness and proper items of expense.  The balance of the value of such Shares shall be distributable to the Insolvent Shareholder in accordance with the provisions of Section 8.

5.             Corporation’s Call Right Upon Termination of Employment.

(a)           The Corporation shall have an option for a period of seven (7) months following both (i) the date of termination or resignation of the Grantee’s employment with the Corporation, or any Parent or Subsidiary of the Corporation for any reason and (ii) any later issuance of any Shares under the Grant Agreement, to purchase all (but not less than all) of the Shares which are held by the Shareholder at the time of exercise of the Corporation’s option, at the price and upon the terms provided in Sections 7 and 8 of this Appendix.  To exercise such option, the Corporation must send written notice to the Shareholder for receipt by the Shareholder during such period specifying the number of such Shares for which the Option is being exercised and the certificate numbers, if any, for such Shares.  The Shareholder hereby agrees that in the event the Corporation exercises its option pursuant to this Section 5(a), he shall be bound to take any and all commercially reasonable actions necessary to enable the Corporation to purchase said Shares.

(b)           If, for any reason, the Corporation does not purchase (pursuant to Section 5(a)) said Shares, such Shares shall continue to be subject to the terms and conditions of this Appendix.

6.             Corporation’s Call Right Upon Death of Shareholder.

(a)           Upon the death of the Shareholder, for a period of seven (7) months following the date of the appointment of such Shareholder’s personal representative, the Corporation shall have an option to purchase all (but not less than all) of the Shares which are held by the Shareholder at the time of his or her death, at the price and upon the terms provided in Sections 7 and 8 of this Appendix.  The Shareholder hereby agrees that in the event the Corporation exercises its option pursuant to this Section 6(a), his personal representative shall be bound to take any and all action necessary to enable the Corporation to purchase said Shares.

(b)           If, for any reason, the Corporation (pursuant to Section 6(a)) does not purchase all of the Shares, such Shares not purchased shall continue to be subject to the terms and conditions of this Appendix, and the heirs and recipients of such Shares shall, as a condition of receipt of such Shares, execute an instrument acceptable to counsel for the Corporation pursuant to which they become parties to this Appendix and agree to be bound by all of the provisions and terms and conditions hereof.

7.             Purchase Price of Shares.

(a)           Agreement of Parties.  The purchase price of the Shares payable under Sections 4, 5 and 6 shall be the “Fair Market Value” of such Shares as of the “Disposition Date”.  The Disposition Date is the date on which the Corporation exercises its option to purchase Shares under Section 4, 5 or 6.

(b)           Fair Market Value.  The “Fair Market Value” shall be determined by mutual agreement of the Committee and the Shareholder.  If the Committee and the Shareholder are unable to mutually agree upon the Fair Market Value within five (5) days of the Disposition Date, the Committee and Shareholder shall each promptly appoint an independent appraiser and such two (2) appraisers shall appoint a third independent appraiser (the “Appraiser”).  The Appraiser shall determine the Fair Market Value and shall render a written report of its opinion thereon.  All appraisers appointed hereunder shall be qualified by experience and ability and the fees and other costs of each appraiser shall be borne by the Corporation.  In determining Fair Market Value, the Appraiser (i) shall assume that any restrictions on transfer of securities or other assets and any applicable securities law restrictions on transfer are not applicable, and (ii) shall not take into account any “minority ownership discounts” or “liquidity discounts.”  All appraisers appointed shall be provided with the most recent, available annual and year-to-date financial statements of the Corporation and any other information reasonably necessary to make such appraisal and shall have reasonable access to all books and records of the Corporation.

(c)           Change in Control.  If a Change in Control of the Corporation occurs within three (3) months of the Closing Date under Section 8(c), in which consideration is paid for the shares of the Corporation’s Class AA Preferred Stock which is one hundred five percent (105%) or more of the Fair Market Value determined under Section 7(b), the Shareholder shall be paid any excess of such consideration over such Fair Market Value at the same time as such portion of the consideration is received by the Corporation’s shareholders in the Change in Control transaction.

8.             Payment of Purchase Price.  The payment of the purchase price for the Shares as determined pursuant to Section 7 or 9(b), as applicable, shall be made as follows:

(a)           Payment.  In the event of any transfer pursuant to Section 4, 5 or 6 hereof, the total purchase price of the Shares shall be paid by check by the Corporation at the Closing Date, as defined in Section 8(c) hereof. In the event of any purchase by the

Corporation pursuant to Section 9(b) hereof, the purchase price shall be paid on the terms set forth in the Shareholder’s Offer.

(b)           Debt Due From Shareholder.  Any debt due by the Shareholder to the Corporation shall be payable according to its terms, as shall any debt due by the Corporation to the Shareholder; except, however, that, regardless of the terms of any such debt due by the Shareholder to the Corporation, any cash payment due under Section 8(a) with respect to the purchase of the Shares shall, instead of being paid to the Shareholder, be first applied to the discharge of any such indebtedness, until all such indebtedness is fully discharged.  Any debt due the Shareholder from the Corporation as of the date of any payment by the Corporation to the Shareholder under Section 8(a) shall be payable in full by the Corporation as of such date.

(c)           Closing.  Closing on the purchase or sale of any Shares sold pursuant to this Agreement shall, unless otherwise agreed to in writing by the parties, be held at the principal place of business of the Corporation thirty (30) days from the date of notice by the Corporation with respect to the exercise of an option hereunder regarding the purchase by the Corporation of the Shares (the “Closing Date”).  At such closing, upon payment of the purchase price, the certificates representing the Shares to be purchased and sold hereunder shall be delivered by the Shareholder to the Corporation, accompanied by appropriately endorsed share transfer forms in blank.  If the certificates representing any Shares to be so transferred have not been surrendered by the Shareholder, all rights of the holder thereof with respect to said Shares (including voting rights) nonetheless shall cease and terminate.

9.             Voluntary Transfers of Shares.

(a)           The Shareholder agrees that, during his lifetime, he will not sell any of his Shares, except (i) upon the conditions set forth in this Section 9; or (ii) with the prior written consent of the Corporation.

(b)           Offer From Third Party.  In the event that the Shareholder receives a bona fide offer from an independent third party capable of consummating such a sale to purchase all or any of the authorized, issued and outstanding Shares then registered in such Shareholder’s name, such Shareholder shall first offer in writing (the “Shareholder’s Offer”) to sell such Shares (the “Offered Shares”) to the Corporation at the price and on the terms of which such selling Shareholder proposes to transfer the Offered Shares to the proposed third party transferee.  The Shareholder’s Offer shall set forth (i) the number of shares of the Offered Shares, (ii) the name and address of the proposed transferee, (iii) the amount of consideration to be received by the selling Shareholder, and (iv) the method of proposed payment.  The Corporation shall have the option to acquire all or any of the shares of Offered Shares at the price and upon the terms provided in the Shareholder’s Offer.  The Corporation shall have the right to exercise its option for a period of fifteen (15) days following its receipt of the Shareholder’s Offer by notifying the selling Shareholder in writing of its intention to purchase at Closing (as defined in Section 8(d)

hereof) all or any shares of the Offered Shares on the same terms and conditions set forth in the Shareholder’s Offer.

(c)           Transfers to Third Parties.  In the event that (i) a Shareholder elects to transfer all or a portion of his Shares; (ii) said Shareholder strictly complies with the provisions of Section 9(b); (iii) the Corporation fails to purchase all of such shares of Offered Shares; and (iv) the Shareholder who desires to transfer such Shares complies with the terms of this Section 9(c), then any such Shares which are not so purchased by the Corporation may be sold by the selling Shareholder to the third party named in the Shareholder’s Offer within a period of fifteen (15) days after the expiration of the fifteen (15) day period provided in Section 9(b).  Such shares of Offered Shares may be transferred to the third party named in the Shareholder’s Offer provided that such shares are sold at the price and on the terms set forth in the Shareholder’s Offer.  Any shares of Offered Shares not actually sold or transferred to such third party by the selling Shareholder within such fifteen (15) day period at the price and on the terms set forth in the Shareholder’s Offer shall remain subject to all of the provisions of this Agreement.  Any shares of Offered Shares which are sold or transferred to such third party by the selling Shareholder within such fifteen (15) day period shall also remain subject to all of the provisions of this Appendix.  Completion of such sale and transfer of the shares on the books and records of the Corporation will be subject to the purchaser of Offered Shares executing, with the Corporation, a shareholder agreement containing the aforementioned provisions and such other documentation customarily required by the Corporation including without limitation legal opinions as to compliance with all securities laws, certificates of incumbency, and lock-up agreement.

(d)           Sale of Corporation.  Notwithstanding the provisions of this Section 9 to the contrary, the restrictions set forth in this Section 9 shall not apply to Shares sold or otherwise transferred in connection with (i) a sale of the Corporation as a result of which more than fifty percent (50%) of the total number of outstanding voting stock of the Corporation is sold, exchanged, conveyed, or otherwise transferred to a third party in one or a series of related transactions, or (ii) a merger or consolidation of the Corporation as a result of which the holders of its voting stock (immediately prior to such merger or consolidation) hold less than fifty percent (50%) of the voting stock of the surviving or new entity, as the case may be.

10.                               Drag Along Rights

(a)                                  Generally.  If at any time the holder(s) of a majority of the shares of voting stock of the Corporation desire to sell, exchange, convey, or otherwise transfer, in one or a series of related transactions to an independent third party, all of the outstanding shares of stock of the Corporation (“Selling Holder(s)”), then the Selling Holder(s) may require the Shareholder to sell, exchange, convey, or otherwise transfer, and the Shareholder agrees to sell, exchange, convey, or otherwise transfer all of the Shares at the same price per share (as set forth below) and on the same terms and conditions, as received by the Selling Holder(s) from the independent third party for the same class of shares.

(b)           Conditions to Obligation.  The Shareholder’s obligation to sell, exchange, convey or otherwise transfer the Shares under the provisions of this Section 10 is subject to the requirements that (i) the Selling Holder(s) shall give notice to the Shareholder of such sale, exchange, conveyance, or transfer at least 15 days prior to the proposed date of such event, specifying the price and terms upon which the Shares are to be sold, exchanged, conveyed, or transferred, and the proposed date of such event, and (ii) upon the consummation of said sale, exchange, conveyance, or transfer, the Shareholder will receive the same form and amount of consideration per share as received by the Selling Holder(s) for the same class of shares, or, if the Selling Holder(s) are given an option as to the form and amount of consideration to be received, the Shareholder will be given the same option.

11.           Market Stand-Off Agreement.  If requested by the underwriter(s) (the “Underwriter”) for the Corporation’s first firm commitment underwritten public offering (pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar Federal statute then in force) of stock of the Corporation, the Shareholder will execute and deliver to the Underwriter a written agreement (a “Lock-up Agreement”) in such form as may be satisfactory to the Underwriter that restricts the transfer of any of the Shares, without the prior written consent of the Underwriter, for a period following the effective date of the registration statement relating to such offering, as agreed upon by the Board of Directors.  In the event that the Underwriter requests the Shareholder to execute and deliver a Lock-up Agreement, whether or not the Shareholder actually executes such Lock-up Agreement, (i) any purported transfer of Shares other than in accordance with the terms of such Lock-up Agreement shall be null and void, (ii) the Corporation shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of the Shares pursuant to any such transfer, and (iii) the Corporation may note upon its Shares transfer records a “stop transfer order” with respect to the Shares in order to enforce the restrictions on transfer set forth in such Lock-up Agreement.  The Corporation or its agent shall not be liable for any refusal to transfer the Shares upon the books of the Corporation, except in compliance with the terms and conditions of such Lock-up Agreement.

12.           Severability.  It is the express intention of the parties that the agreements contained in this Appendix shall have the widest application possible.  If any provision contained herein is found by a court having jurisdiction to be unreasonable in scope or character, the Appendix and Grant Agreement shall not be rendered unenforceable thereby, but rather the scope or character of such provision shall be deemed reduced or modified with retroactive effect to render such provision reasonable and such provision shall be enforced as thus modified.  If the court having jurisdiction will not review the provision, then the parties shall mutually agree to a revision having an effect as close as permitted by law to the provision declared unenforceable.  The parties further agree that in the event a court having jurisdiction determines, despite the express intent of the parties, that any portion of any provision contained herein is not enforceable, the remaining provisions of this Appendix and the Grant Agreement shall nonetheless remain valid and enforceable.

13.           Endorsement Of Certificate.  Each certificate of Shares of the Corporation registered in the name of the Shareholder and subject hereto shall be endorsed by the Secretary of the Corporation as follows:

“This certificate is transferable only upon compliance with the provisions of a Grant Agreement, by and among Metastorm, Inc. and the Shareholder, a copy of which is on file in the office of the Secretary of the Corporation and is available upon request of the Shareholder without charge.”

14.           Term.  Anything contained herein to the contrary notwithstanding, this Appendix shall terminate, and all rights and obligations hereunder shall cease upon the occurrence of any of the following events:

(a)           The written agreement of the Grantee and the Corporation;

(b)           The cessation of the Corporation’s business;

(c)           The bankruptcy, liquidation, receivership, or dissolution of, or assignment for the benefit of creditors by, the Corporation; or

(d)           Except as to Section 11 hereof, the consummation of an initial public offering of stock of the Corporation’s that meets the requirements of Section 11 or an exchange of the Shares in a Change in Control of the Corporation for shares of an acquiring entity that are registered under Sections 12(b) or (g) of the Exchange Act and listed on any exchange or the Nasdaq national market.

15.           Specific Performance.  Because the Shares cannot be readily purchased or sold in the open market, irreparable damage would result in the event this Appendix is not specifically enforced.  Therefore, the rights to, or obligations of, the Corporation and the Shareholder shall be enforceable in a court by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies, and all other remedies provided for in this Appendix, shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Appendix or otherwise.